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                                                                    Exhibit 10.7


                         NON-NEGOTIABLE PROMISSORY NOTE


$200,000                                                        January 14, 2002

         For value received, the undersigned, The MacReport.Net, ("MacReport"), a Delaware corporation, (the "Maker") hereby promises to pay to the order of Sherman Winski (the "Payee") the principal sum of Two Hundred Thousand Dollars ($200,000) which shall be 120 days from the date hereof (the "Final Maturity Date"), together with accrued interest thereon at the rate set forth in Section 2 below.

                  1. Principal and interest on this Note shall be payable in lawful money of the United States of America in immediately available funds, at the principal office of the Payee (or such other place as the Payee shall specify in writing to the Maker in accordance with the notice provisions of this
Note).

                  2. This Note shall bear interest on the unpaid principal amount of this Note commencing on the date of this Note at a rate of 13% per annum. Accrued interest on the outstanding principal amount of this Note shall be payable on the Final Maturity Date.

                  3. This Note may be prepaid, at the option of the Maker, in whole or in part at any time upon five (5) days advance notice to the Payee. Any prepayment of this Note shall be without premium, but shall include the payment of accrued interest on the principal amount prepaid to and including the date of prepayment. Any partial prepayment will not postpone the due date of any interest or principal payable pursuant to this Note.

                  4. The unpaid principal sum of this Note, together with all accrued interest thereon and all other amounts that may become due in accordance with the provisions of this Note, shall, at the option of the Payee, become immediately due and payable, without presentment, protest, or any demand or notice of any kind (all of which are hereby waived by the Maker), if any of the following events of default (each an "Event of Default") shall occur and be continuing:

                  (a) The Maker shall fail to pay when due any amount payable pursuant to this Note;

                  (b) The Maker shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for the Maker or a substantial portion of its property or makes a general assignment for the benefit of its creditors or, in the absence of an application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for the Maker or for a substantial part of its property and is not discharged or dismissed within 30 calendar days;


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                  (c) The Maker shall (i) be or become insolvent or bankrupt,
         (ii) admit in writing that it is insolvent or bankrupt, (iii) cease to pay its debts as they mature, (iv) make a general assignment for the benefit of its creditors, (v) seek, consent to, or acquiesce in the appointment of a receiver, trustee, liquidator, fiscal agent, or similar fiduciary, regardless how designated, for all or a substantial part of its business or property, (vi) be or become a party to a bankruptcy, winding up, reorganization, insolvency, arrangement, or similar proceeding instituted by or against any of the Maker under the laws of any jurisdiction, which proceeding, if involuntary in nature, has not been dismissed within 60 calendar days, (vii) take any action approving of, consenting to, or acquiescing in, any such proceeding,
         (viii) be a party to the levy of any distress, execution, or attachment upon the assets or property of the Maker that substantially interferes with the Maker's performance under this Note, or (ix) take any action (formal or informal) leading to its dissolution, liquidation, or termination;

                  5. If an Event of Default occurs, Payee, without further demand of the Maker, may accelerate the maturity of this Note, declare the entire unpaid principal amount of this Note and any accrued interest on it to be immediately due and payable, and otherwise proceed to protect its rights in the manner provided by applicable law. In addition, if an Event of Default shall occur, the Maker shall pay to Payee, on demand, all costs and expenses incurred by Payee in connection with the collection and enforcement of this Note or any judgment on it, including all reasonable fees, costs, and expenses of experts, attorneys, mediators, witnesses, collection agents, and supersedes bonds, whether incurred before or after demand for payment of commencement of a legal proceeding, and whether incurred before or after commencement of a legal proceeding, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment execution proceedings, unless the Maker prevails in the defense of any legal proceeding instituted by Payee to collect or enforce this Note, in which case Payee shall reimburse the Maker for all the foregoing costs and expenses incurred by them in connection with the proceeding.

                  6. The failure of Payee to insist on strict performance of the terms and conditions of this Note shall not be construed or deemed to be a waiver of any such term or condition.

                  7. The Maker represents and warrants to the Payee that this
Note is the legal, valid, and binding obligation of each of the Maker, enforceable in accordance with its terms.

                  8. This Note shall be binding on the Maker and the Payee.

                  9. The Maker and every other person liable at any time for payment of this Note (a) waive presentment, protest, notice of protest, and notice of dishonor, (b) consent to all extensions and renewals of this Note (as a whole or in part) and all delays and indulgences in time of payment or other performance under this Note that Payee grants at any time and from time to time, without limitation and without notice to or further consent of the Maker, (c) authorize Payee to release any security for this Note without releasing or discharging their obligation to repay this Note, and (d) knowingly, voluntarily, and irrevocably waive any right to a jury trial in any lawsuit or counterclaim relating to this Note, including any lawsuit by Payee to enforce and collect this Note.



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                  10. Upon its receipt from Payee of evidence reasonably
satisfactory to it of the loss, theft, mutilation, or destruction of this Note, each of the Maker shall execute, issue and deliver to Payee, without charge and in substitution or exchange for the Note that has been lost, stolen, mutilated or destroyed, a new Note of like tenor, dated the same date that this Note was originally issued and bearing interest from the date through interest has been paid on the lost, stolen, mutilated or destroyed Note. The Maker may condition their issuance of a replacement Note pursuant to this Section 10 on, (a) in the case of mutilation, the surrender to it and cancellation of the mutilated note, and (b) in the case of loss, theft or destruction, its receipt of indemnity reasonably satisfactory to Maker.

                  11. Each notice, demand, consent, approval, or other communication required or permitted under this Note shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied, or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:

                  (a)     If to the Payee:

                          Sherman Winski
                          [                  ]
                          [                  ]
                          [                  ]

                  (b)     If to the Maker, one copy to each of the following:

                          The MacReport.Net, Inc.
                          200 Broadhollow Road, Ste. 207
                          Melville, NY 11747
                          Telecopier:  (631) 393-5106
                          Attn:  Vito W. Lucchetti, Jr., C.E.O

                          with a copy to:
                          Stephen J. Czarnik, Esq.
                          805 Third Avenue, 20th Floor
                          New York, New York  10022
                          Telecopier:  (212) 812-3194

Each such notice, demand, consent, approval, or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section (with confirmation of transmission) or (ii) if given by any other means, when delivered at the address specified in this Section. Any party by notice given in accordance with this Section to the other party may designate another address (or telecopier number) or person for receipt of notices under this Note.

                  12. The provisions of this Note may not be amended, modified, waived, changed, or terminated orally but only by an agreement in writing signed by each of the Maker and the Payee.



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                  13. This Note shall be governed by, and construed in
accordance with, the laws of the State of New York, without regard to conflict of principles applied in the State of New York.

                                                THE MACREPORT.NET


                                                By: /s/ Vito W. Lucchetti, Jr.
                                                   -----------------------------
                                                        Vito W. Lucchetti, Jr.
                                                        Chief Executive Officer



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